Exhibit 10.1

SharePlus Federal Bank

2010 Annual Incentive Plan for

Executives and Managers

2010 AIP Design Overview

A.	Design Component	Description

•	Team Objective Weighting	50% Weighting

•	Departmental/Individual Objective Weighting	50% Weighting

B.	Team Objective (50%)	Pre-Tax Net Income

•	Pre-Tax Net Income will determine total funding of bonus pool

•	Pool may be reduced if the bank experiences unacceptable levels of delinquencies, classified assets or CAMELS ratings.

C.	Departmental/Individual Objective Weighting (50%)

•	Three (3) goals for each individual weighted at 75%, and five (5) core competencies weighted at 25%

D.	Payout/Performance	100% Pre Tax AOP=100% payout*

•	Range of Payout*	0-245%

•	Range of Performance*	50%-300% of AOP Plan

•	Minimum Level Income to Qualify for 2010 Bonus	Minimum of 50% of 2009 AOP

•	Performance Kicker	TBD at year end

*(See 2010 Funding Model on following page)

June 16, 2010	Confidential	2

2010

AIP Funding Model

	Performance BELOW Plan as % of AOP				2010 AOP	Performance ABOVE Plan as % of 2009 AOP
	49%	50%	75%	90%		125%	150%	200%	250%	300%
Pre Tax/Pre Bonus Net Income Plan	649,544	662,800	994,201	1,193,041	1,325,601	1,657,001	1,988,401	2,651,201	3,314,002	3,976,802
Total Bonus Pool (wo/tax)	0	126,300	189,451	227,341	252,601	331,400	397,680	530,240	662,800	795,360
Pre Tax Net Income (AOP)	649,544	536,500	804,750	965,700	1,073,000	1,325,601	1,590,721	2,120,961	2,651,201	3,181,442
		MIN								MAX
					100% AIP Target
					252,601
	Management Split at 50-100% of AOP				19.06%
	Management Split Over 100% of AOP					20.00%	20.00%	20.00%	20.00%	20.00%

•	Actual Bonus Pool Amount will be interpolated for performance between 50% to 300% of 2010 AOP Pre-Tax Net Income.

•	The 2010 target is not adjusted for the impact of a potential stock conversion or name change expenses, nor does it include other unbudgeted projects such as compensation consulting.

June 16, 2010	Confidential	3

2010 Participation

Name	Participation Level
Weaver	30%
Sanders	25%
Rowland	20%
Salls	25%
New Comm LO	20%
Stephens	10%
Rankin	15%
Erickson	10%
Campos	10%
Reynolds	10%
Dine	10%
Mayo	10%

June 16, 2010	Confidential	4

Detail

	EMPLOYEE NAME Salary	Current Award	Formula Target 100%	Payout @
•	Weaver	246,500	30%	$73,950
•	Sanders	151,710	25%	$37,928
•	Rowland	144,135	20%	$28,827
•	Salls	139,192	25%	$34,798
•	New CLO	100,000	20%	$20,000
•	Stephens	73,868	10%	$7,387
•	Rankin	97,136	15%	$14,570
•	Campos	82,400	10%	$8,240
•	Reynolds	73,001	10%	$7,300
•	Dine	82,400	10%	$8,240
•	Mayo	45,629	10%	$4,563
•	Erickson	67,980	10%	$6,798
•	Sub Tot	896,584		$252,601
•	Tax @ 7.65%			$19,324
•	Total			$271,925

2010

AIP General Terms and Conditions

•

The 2010 AIP Plan (the “Plan”) was designed by the Compensation Committee of the Board of Directors (BOD), and will be administered by the Compensation Committee. The Executive Committee of the BOD will provide CEO and Officer performance appraisal input to the Compensation Committee (the “Committee”) as part of the annual performance review process.

•	Participation in the 2010 AIP requires being in an eligible AIP position and being an employee in good standing at the conclusion of the performance period, which will be December 31, 2010.

•

The Committee will have the full authority to select employees who will participate in the Plan; determine the final awards; determine the terms and conditions of award opportunities in a manner consistent with the Plan and interpret the plan as needed.

•

Once established, performance goals normally will not be changed during the performance period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the basis upon which the goals were set, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the performance period as such goals apply to the award opportunities of participants.

•

In addition, the Compensation Committee will have the authority to reduce, increase or eliminate the final award determinations, based upon any objective or subjective criteria it deems appropriate including but not limited to profitability, CAMEL ratings, asset quality ratios, peer group comparisons, or other financial or non-financial measures.

June 16, 2010	Confidential	6